SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 9, 2008

(Date of earliest event report)

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)

Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01.  Regulation FD Disclosure

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549

ITEM 7.01. REGULATION FD DISCLOSURE

On December 9, 2008, Weyerhaeuser Company issued a press release stating the following:

Weyerhaeuser Announces Expiration of Any and All Tender Offer and Results, as of Dutch Auction Early Tender Date, for Dutch Auction Tender Offer

FEDERAL WAY, Wash. (Dec. 9, 2008) – Weyerhaeuser Company (NYSE:WY) announced today the final results of its any and all cash tender offer and the results, as of the Dutch Auction Early Tender Date (as defined below), of its dutch auction tender offer (each an “Offer,” and collectively, the “Offers”).  The terms and conditions of the Offers are set forth in an Offer to Purchase dated November 24, 2008 and accompanying Letter of Transmittal.

In the Any and All Tender Offer, Weyerhaeuser offered to purchase any and all of the company’s outstanding Floating Rate Notes due September 24, 2009.

In the Dutch Auction Tender Offer, Weyerhaeuser is offering to purchase up to $250 million principal amount (the “Tender Cap”) of its outstanding 6.75% Notes due March 15, 2012. The terms of the Offers are summarized in the table below.

CUSIP Number	Title of Security	Principal Amount Outstanding	Tender Cap	Early Tender Premium (1)	Purchase Price (1)

Offer for Securities Listed Below: Any and All Tender Offer

962166BU7	Floating Rate Notes due 9/24/09	$450,000,000	N/A	N/A	$970

Offer for Securities Listed Below: Dutch Auction Tender Offer

962166BP8	6.75% Notes due 3/15/12	$1,683,122,000	$250,000,000	$20	$830 - $880 (2) (acceptable range)

(1) Per $1,000 principal amount of Securities that are accepted for purchase.
(2) Purchase Price minus Early Tender Premium equals Late Purchase Price.

The Any and All Tender Offer expired at 5:00 p.m., New York City time, on December 8, 2008. Holders of Securities subject to the Any and All Tender Offer who validly tendered and did not validly withdraw their Securities at or before 5:00 p.m., New York City time, on December 8, 2008 will receive the Purchase Price (set out above).  $154,650,000 million principal amount of a total outstanding principal amount of $450,000,000 of Securities had been validly tendered in connection with the Any and All Tender Offer.

Holders of Securities subject to the Dutch Auction Tender Offer who validly tendered and did not validly withdraw their Securities at or before 5:00 p.m., New York City time, on December 8, 2008, will receive the Purchase Price (defined in the Offer to Purchase).  As of December 8, 2008, $363,734,000 million principal amount (of a total outstanding principal amount of $1,683,122,000) of Securities had been validly tendered in connection with the Dutch Auction Tender Offer. Holders of Securities subject to the Dutch Auction Tender Offer who validly tender their Securities after December 8, 2008 and at or before 12:00 midnight, New York City time, on December 22, 2008 will receive the Purchase Price minus the Early Tender Premium set out in the table above.

The Dutch Auction Tender Offer will expire at 12:00 midnight, New York City time, on December 22, 2008, unless extended.

In addition to any consideration received, Holders who tender securities will be paid any accrued and unpaid interest calculated up to and not including the applicable settlement date. The settlement date for the Any and All Tender Offer is expected to be December 9, 2008 and the settlement date for the Dutch Auction Tender Offer is expected to be December 23, 2008.

Banc of America Securities LLC and Citi are the lead dealer managers for the Offers.  J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. are the co-dealer managers for the Offers. Global Bondholder Services Corporation is the Depositary and Information Agent. This news release is neither an offer to purchase nor a solicitation of an offer to sell the securities. The offers are made only by the Offer to Purchase, and the information in this news release is qualified by reference to the Offer to Purchase. Persons with questions regarding the offers should contact Banc of America Securities LLC toll free at (888) 292-0070 or collect at (704) 388-4603, Attn. Debt Advisory Services or Citi toll free at (800) 558 3745 or collect at (212) 723 6106, Attn. Liability Management Group. Requests for documents should be directed to Global Bondholder Services Corporation toll free at (866) 804 2200 or collect at (212) 430 3774.

Weyerhaeuser Company, one of the world’s largest forest products companies, was incorporated in 1900.  In 2007, sales were $16.3 billion. It has offices or operations in 13 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at http://www.weyerhaeuser.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY
Date: December 9, 2008	By:	/s/ Jeanne Hillman
Jeanne Hillman
Vice President and
Chief Accounting Officer